EXHIBIT 10.13

AMENDED AND RESTATED PROMISSORY NOTE

Atlanta, Georgia
September 29, 2004

ARTICLE I

PAYMENTS OF PRINCIPAL AND INTEREST

1.01         For value received, the undersigned Paragon Systems, Inc., a corporation organized under the laws of the State of Alabama (hereinafter referred to as “Maker”), hereby promises to pay to the order of Charles Keathley , both individually and as agent for Robert Luther, Harold Bright and John Wilson (“Payee”), at any location Payee shall reasonably determine, the principal sum of SEVEN HUNDRED SIX THOUSAND, FIVE HUNDRED AND SEVEN DOLLARS ($706,507.00), plus simple interest on the unpaid principal amount hereof at the rate of seven (7.0%) percent per annum, all according to the terms hereof, and with all such payments being payable in cash, check, wire transfer or other form reasonably acceptable to Payee in lawful money of the United States of America.  This Amended and Restated Promissory Note (the “Note”) amends and restates in its entirety all of Payee’s interest, right and title in, to and under that certain Promissory Note in principal amount of SEVEN HUNDRED SIX THOUSAND, FIVE HUNDRED AND SEVEN DOLLARS ($706,507.00) dated March 11, 2004 made by Maker in favor of Charles Keathley, both individually and as agent for Robert Luther, Harold Bright and John Wilson.

1.02         Maker shall pay the obligation hereunder by tendering a single payment on December 31, 2004 of the full amount of the principal due hereunder and all interest at the rate set forth above accrued thereon since March 11, 2004.

1.03         Maker shall prepay such amounts due hereunder, as provided in Section 2.02 hereof.  In addition to the foregoing, Maker may prepay any or all of the outstanding balance hereof without penalty prior to the due date of any payment, and Payee shall apply such prepayments first to principal, then to any interest or other amount hereunder.

ARTICLE II

SECURITY

2.01         As security for payment of all of the obligations hereunder, Maker hereby pledges to Payee, those Accounts Receivable and all proceeds thereof of Maker that are listed on Exhibit A .

2.02         Notwithstanding anything to the contrary, upon payment of any Accounts Receivable listed on Exhibit “A”, Maker shall pay the amount of proceeds from the payment of such Account Receivable to the Payee, as a mandatory prepayment of the amount due hereunder.  As further security for payment of all obligations hereunder, Maker hereby grants to Payee, to the extent permitted by the factoring and other agreements Maker has entered into with LSQ

Funding Group, LLC and BRE LLC, a continuing security interest in all of Payee’s accounts, accounts receivable, receivables, existing or hereafter arising, all cash and non-cash proceeds resulting therefrom and all rights relating thereto; provided, however, that such security interest shall be subject and subordinate to the security interests granted as of the date hereof to LSQ Funding Group, LLC and BRE LLC by Maker.  Maker authorizes Payee to file financing statements without notice to Maker, with all appropriate jurisdictions, in order to perfect the security interest granted hereby.  Maker shall execute and deliver to Payee all documents that Payee may reasonably request to perfect the security interest granted hereby. The security interest granted hereby shall terminate upon the indefeasible payment in full of this Note.

2.03         RESERVED.

ARTICLE III

MISCELLANEOUS

3.01         Upon the failure of Maker to tender any payment hereunder when due, Payee may, at its option, deliver written notice to Maker of the failure to tender such payment.  If Maker has not tendered payment of the full amount of such late payment within ten business (10) days of the date of such notice, Payee may accelerate the full amount of principal and interest due hereunder, and upon such acceleration, the full principal amount hereof shall be immediately due and payable.

3.02         The failure of Payee to exercise any option hereunder, or to make demand, or to proceed to collect after making demand hereon, shall not constitute a waiver of the right to exercise such option, make such demand or to proceed to collect.

3.03         Maker waives presentment for payment, notice of dishonor, protest, notice of protest and diligence in bringing suit against any party hereto.

3.04         The obligations evidenced or created by this Note, as well as all waivers of rights by Maker contained herein shall effectively bind and be the obligations and waivers of any and all others who may at any time become liable for the payment of all or any part of this Note.

3.05         No party other than the Maker shall be liable for the payment of all or any part of this Note unless such party has executed a written document agreeing to be liable for payment of any or all of this Note.

3.06         If any provision (or any part of any provision) contained in this Note shall for any reason be held or deemed to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Note, and this Note shall be construed as if such invalid, illegal or unenforceable provision (or part thereof) had never been contained herein and the remaining provisions of this Note shall remain in full force and effect.

3.07         Payee shall not sell, assign, give, pledge, encumber, hypothecate or transfer any of its rights pursuant to this Note.

3.08         Any notice required hereunder shall be deemed given three (3) business days after such notice has been transmitted and received by the party to receive such notice by the method(s) for providing notice as set forth in the Stock Purchase Agreement dated February 23, 2004 by and among Tri-S Security Corporation, Charles Keathley, Robert Luther, Harold Bright and John Wilson.

3.09         Maker and Payee hereby consent and agree to the exclusive jurisdiction and venue of the courts of Madison County, Alabama as proper and convenient for any action to enforce any of the provisions of this Note.

3.10         Any party who is required to bring an action to enforce the terms of this Note shall be entitled to reasonable attorneys’ fees, in addition to all other amounts otherwise due hereunder.

IN WITNESS WHEREOF, Maker and Payee have executed this Note or caused this Note to be executed as of September 29, 2004.

MAKER:

PARAGON SYSTEMS, INC.

By:	/s/ Ronald G. Farrell
Name:	Ronald G. Farrell
Title:	Chief Executive Officer

PAYEE:

/s/ Charles Keathley
CHARLES KEATHLEY

EXHIBIT A

Not on LSQ aging

30-60	Invoice #	60-90	Invoice #	91 Up	Invoice #
$—	0			$3,932.50	4129
				$3,245.74	4130AS
				$561.00	4131
$—				$3,477.46	4131 AS
				$2,816.66	4134AS
				$2,948.82	4136AS
				$3,031.42	4138AS
				$3,179.00	4143
				$3,379.76	4145
				$1,760.00	4159
				$3,872.00	4162
				$(62.50)	4163AS
				$10,169.50	4169
				$1,387.68	4175AS
				$239.54	4177AS
				$49.56	4190AS
				$21.32	4204
				$39.98	4215
				$7,867.20	1127
				$2,969.44	CG96-1020
				$371.18	CG96-1021
				$670.80	CG96-1079
				$4,162.93	8
				$80.00	19
				$13,153.90	Soo18-8
				$(1,268.26)	121-6
				$580.23	S0092-16
				$1,202.18	S0092-17
				$13,040.43	57-35
				$202.10	046-11
				$202.10	046-13
				$201.73	BR48613
				$403.15	BR486
				$135.16	BR486
				$255.17	486
				$762.96	13101
				$4,111.36	HPP-1602
				$5,566.55
				$8,710.88	STPAA-275
				$77,730.24	56
				$781.70
$—		$—		$185,942.57